Contact:             Kleyton Parkhurst, SVP
                                                                      ePlus inc.
                                                            kparkhurst@eplus.com
                                                            --------------------
                                                                    703-984-8150


    ePlus Technology Increases Credit Facility Agreements with GE Commercial
                              Distribution Finance
     Increase In Capacity Enhances ePlus' Working Capital Financing Capacity

HERNDON, VA - November 18, 2005 - ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management solutions, today announced that ePlus Technology inc., a wholly owned subsidiary, modified and increased the maximum limits of its current credit facility agreements with GE Commercial Distribution Finance Corporation ("GECDF"). ePlus Technology utilizes the GECDF credit facilities, comprised of a floorplan credit facility and an accounts receivable facility, to finance inventory and accounts receivable related to the sale of computer technology, peripherals and software products.

The new agreements provide ePlus Technology with a total credit limit of up to $75,000,000 with a sub-limit of $20,000,000 of accounts receivable financing. ePlus inc. will continue to guarantee this facility up to a limit of $10,500,000. The amounts available under the agreements are subject to qualified collateral limitations and either party may terminate with proper notice.

"These changes increase our capacity to efficiently and effectively compete as one of the top 100 solutions providers in the industry," said Phillip G. Norton, chairman, president and CEO of ePlus. "We thank GECDF for its continued support of ePlus."

About GECDF

GE Commercial Distribution Finance Corporation (CDF) is a leading provider of specialized financing and servicing programs that facilitate the manufacture, distribution, and sale of technology products, motorsports, watercraft, electronics and appliances, outdoor power equipment, manufactured housing, office products, consumer durables, and industrial equipment. More information can be found at www.gecdf.com.

About ePlus inc.

ePlus is a leading provider of Enterprise Cost Management solutions for information technology, finance, procurement, operations, and supply chain professionals that want to reduce the costs of sourcing, purchasing, managing, and financing information technology goods and services. Our Enterprise Cost Management solutions provide sourcing, procurement, spend analytic, supplier management, document collaboration, asset management, professional services, and leasing to ePlus' 2,000+ customers. Profitable since inception in 1990, the company is headquartered in Herndon, VA and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus(R) ePlus Enterprise Cost Management(R), and eECM(R) are registered trademarks of ePlus inc. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.